UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

FuelCell Energy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On March 26, 2021, the following information was sent via Federal Express and U.S. Mail to certain beneficial owners of FuelCell Energy, Inc.’s common stock:

IMPORTANT REMINDER TO VOTE YOUR PROXY

         March 26, 2021

Dear Stockholder:

The annual meeting of stockholders of FuelCell Energy, Inc. is scheduled to be held on Thursday, April 8, 2021 at 10:00 a.m. Eastern Daylight Time.

As an investor in FuelCell Energy now is the opportunity to vote your shares. It is very important that all stockholders have their voices heard.   MacKenzie Partners has been engaged by FuelCell Energy to assist in gathering the votes for the Special Meeting.  No matter how many shares you hold your vote is very important. MacKenzie Partners can take your vote via telephone or email. To vote via   phone please call 800-322-2885 (Toll-Free in the US) or 212-929-5500. We urge you to please vote your shares today.

You may also contact MacKenzie Partners with your voting instructions via email at jjaegers@mackenziepartners.com.

Here is a sample email;

To: jjaegers@mackenziepartnes.com

Dear Mr. Jaegers

Please let this email serve as my authorization to vote my shares of FuelCell Energy, Inc. common stock as follows:

1.	FOR each Director Nominee: To elect five directors to serve until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

2.	FOR: To ratify the selection of KPMG LLP as FuelCell Energy, Inc.’s independent registered public accounting firm for the fiscal year ending October 31, 2021.

3.	FOR: To approve, on a non-binding advisory basis, the compensation of FuelCell Energy, Inc.’s named executive officers as set forth in the “Executive Compensation” section of the Proxy Statement.

4.

FOR: To approve the amendment of the FuelCell Energy, Inc. Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock of FuelCell Energy, Inc. from 337,500,000 shares to 500,000,000 shares (the “Increase Authorized Shares Proposal”).

5.	FOR: To approve the amendment and restatement of the FuelCell Energy, Inc. 2018 Omnibus Incentive Plan, as amended and restated.

The shares are registered in the name of

Please contact MacKenzie Partners today so they may assist in processing your vote – this will only take a few minutes of your time but will save FuelCell Energy the cost of additional mailings.

Sincerely,

FuelCell Energy, Inc.